UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

IRS Employer
Commission	Registrant; State of Incorporation;	Identification
File Number	Address; and Telephone Number	Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona corporation)
One South Church Avenue, Suite 100
Tucson, AZ 85701
(520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 9, 2010, UniSource Energy Corporation (“UniSource Energy”) and certain of its subsidiaries each amended and restated their credit agreements, which had an expiration date of August 11, 2011, as described below to, among other things, extend the maturity and expiration dates, increase revolver facilities and modify the interest rates and fees payable under such agreements.

UniSource Energy Corporation Credit Agreement

On November 9, 2010, UniSource Energy amended and restated its existing credit agreement with Union Bank, N.A. (“Union Bank”), as administrative agent, lead arranger and lender, and a group of lenders (the “UniSource Credit Agreement”). The UniSource Credit Agreement had previously included a $30 million term loan facility and a $70 million revolving credit facility. As amended, the UniSource Credit Agreement consists of a $125 million revolving credit and revolving letter of credit facility. The UniSource Credit Agreement will expire on November 9, 2014, at which time all outstanding amounts thereunder will be due and payable.

UniSource Energy expects that borrowings will be made from time to time under the revolving credit facility for general corporate purposes of UniSource Energy and its subsidiaries.

Interest rates and fees under the UniSource Credit Agreement are based on a pricing grid tied to UniSource Energy’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. Alternate Base Rate is equal to the greater of (i) Union Bank’s reference rate, (ii) the federal funds rate plus 1/2 of 1% or (iii) adjusted LIBOR for an interest period of one month plus 1%. The interest rate currently in effect on borrowings is LIBOR plus 3.0% for Eurodollar loans or Alternate Base Rate plus 2.0% for Alternate Base Rate loans. The interest rate on borrowings under the prior UniSource Credit Agreement was LIBOR plus 1.25% for Eurodollar loans or Alternate Base Rate plus 0.25% for Alternate Base Rate loans.

The UniSource Energy Credit Agreement is secured with a pledge of capital stock of Millennium Energy Holdings, Inc., UniSource Energy Services, Inc. (“UES”) and UniSource Energy Development Company pursuant to an amended and restated pledge agreement (the “Pledge Agreement”) with Union Bank.

The UniSource Credit Agreement contains a number of covenants which restricts UniSource Energy and its subsidiaries, including restrictions on additional indebtedness, liens, mergers and sales of assets. The UniSource Credit Agreement also requires UniSource Energy to meet a minimum cash flow to interest coverage ratio determined on a UniSource Energy stand-alone basis and not to exceed a maximum leverage ratio determined on a consolidated basis. Under the terms of the UniSource Credit Agreement, UniSource Energy may pay dividends so long as it maintains compliance with the agreement.

Upon the occurrence and continuance of an event of default under the UniSource Credit Agreement, outstanding borrowings may become immediately due and payable and the lenders may exercise remedies under the Pledge Agreement. Events of default under the UniSource Credit Agreement include the failure to make payments required thereunder or to comply with the covenants contained therein and certain events of bankruptcy with respect to UniSource Energy or any Significant Subsidiaries (as defined in the UniSource Credit Agreement to include TEP and certain other subsidiaries). In addition, an event of default would include the failure of UniSource Energy or a Significant Subsidiary to make required payments on indebtedness in excess of $30 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

Tucson Electric Power Company Credit Agreement

On November 9, 2010, TEP amended and restated its existing credit agreement with Union Bank, as administrative agent, lead arranger and lender, and a group of lenders (the “TEP Credit Agreement”). The TEP Credit Agreement had previously included a $150 million revolving credit facility and a $341 million letter of credit facility to support $329 million aggregate principal amount of tax-exempt variable rate bonds. As amended, the TEP Credit Agreement consists of a $200 million revolving credit and revolving letter of credit facility and a $341 million letter of credit facility to support tax-exempt bonds. The TEP Credit Agreement expires on November 9, 2014, at which time all outstanding amounts thereunder will be due and payable.

TEP expects that the borrowings will be made from time to time under the revolving credit facility for working capital and other general corporate purposes and that revolving letters of credit will be issued from time to time to support energy procurement and hedging transactions.

Interest rates and fees under the TEP Credit Agreement are based on a pricing grid tied to TEP’s credit ratings. Borrowings under the revolving credit facility bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. Alternate Base Rate is equal to the greater of (i) Union Bank’s reference rate, (ii) the federal funds rate plus 1/2 of 1% or (iii) adjusted LIBOR for an interest period of one month plus 1%. The interest rate currently in effect on borrowings is LIBOR plus 1.875% for Eurodollar loans or Alternate Base Rate plus 0.875% for Alternate Base Rate loans. The margin rate currently in effect on the $341 million letter of credit facility is 1.875%.

Under the prior TEP Credit Agreement, the interest rate on borrowings under the revolving credit facility was LIBOR plus 0.45% for Eurodollar loans or the Alternate Base Rate for Alternate Base Rate loans. The margin rate previously in effect on the $341 million letter of credit facility was 0.45%.

The TEP Credit Agreement is secured by $541 million of mortgage bonds issued under TEP’s Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, as supplemented (the “1992 Mortgage”), to The Bank of New York Mellon, as successor trustee.

The TEP Credit Agreement contains a number of covenants which restricts TEP and its subsidiaries, including restrictions on liens, mergers and sale of assets. The TEP Credit Agreement also requires TEP not to exceed a maximum leverage ratio. Under the terms of the TEP Credit Agreement, TEP may pay dividends to UniSource Energy so long as it maintains compliance with the agreement.

Upon the occurrence and continuance of an event of default under the TEP Credit Agreement, outstanding borrowings may become immediately due and payable. Events of default include the failure to make payments required thereunder or to comply with the covenants contained therein, change in control, as defined, or certain bankruptcy events with respect to TEP or certain subsidiaries. In addition, an event of default would include the failure of TEP or certain subsidiaries to make required payments on indebtedness in excess of $30 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

UNS Electric, Inc./UNS Gas, Inc. Credit Agreement

On November 9, 2010, UNS Electric, Inc. (“UNS Electric”) and UNS Gas, Inc. (“UNS Gas”), each as a borrower (the “Borrowers”), and UES, as guarantor, amended and restated their existing unsecured credit agreement with Union Bank, as administrative agent, lead arranger and lender, and a group of lenders (the “UNS Electric/UNS Gas Credit Agreement”). The UNS Electric/UNS Gas Credit Agreement had previously consisted of a $60 million revolving credit facility. As amended, the UNS Electric/UNS Gas Credit Agreement consists of a $100 million revolving credit and revolving letter of credit facility. The maximum borrowings outstanding at any one time for a Borrower under the agreement may not exceed $70 million. The UNS Electric/UNS Gas Credit Agreement will expire on November 9, 2014, at which time all outstanding amounts thereunder will be due and payable.

Each Borrower will be severally liable for its borrowings under the UNS Electric/UNS Gas Credit Agreement, with UES guaranteeing the obligations of both Borrowers. The UES guaranty may be terminated with respect to a Borrower when such Borrower does not have any other indebtedness guaranteed by UES.

The Borrowers expect that borrowings will be made from time to time under the revolving credit facility for working capital and other general corporate purposes and that revolving letters of credit will be issued from time to time to support energy procurement and hedging transactions

Interest rates and fees under the UNS Electric/UNS Gas Credit Agreement are based on a pricing grid tied to the Borrower’s credit ratings. Borrowings bear interest at a variable interest rate consisting of a spread over LIBOR or Alternate Base Rate. Alternate Base Rate is equal to the greater of (i) Union Bank’s reference rate, (ii) the federal funds rate plus 1/2 of 1% or (iii) adjusted LIBOR for an interest period of one month plus 1%. The interest rate currently in effect on borrowings is LIBOR plus 2.5% for Eurodollar loans or Alternate Base Rate plus 1.5% for Alternate Base Rate loans. Under the prior UNS Electric/UNS Gas Credit Agreement, the interest rate on borrowings was LIBOR plus 1.00% for Eurodollar loans or the Alternate Base Rate for Alternate Base Rate loans.

The UNS Electric/UNS Gas Credit Agreement contains a number of covenants which restrict the Borrowers and UES, including restrictions on additional indebtedness, liens and mergers. The UNS Electric/UNS Gas Credit Agreement also requires each Borrower not to exceed a maximum leverage ratio. Under the terms of the UNS Electric/UNS Gas Credit Agreement, the Borrowers may pay dividends so long as they maintains compliance with the agreement.

Upon the occurrence and continuance of an event of default in respect of a Borrower or UES under the UNS Electric/UNS Gas Credit Agreement, outstanding borrowings of such Borrower may become immediately due and payable. Events of default under the UNS Electric/UNS Gas Credit Agreement include failure to make payments required thereunder or to comply with the covenants contained therein, change in control, as defined, or certain bankruptcy events with respect to a Borrower or UES. In addition, an event of default would include the failure of a Borrower, any subsidiary of such Borrower or UES, to make required payments on certain indebtedness that is outstanding in an aggregate principal amount of at least $10 million, with respect to UNS Electric, or at least $4 million, with respect to UNS Gas, or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

Item 9.01 — Financial Statements and Exhibits.

Exhibit 4.1	Second Amended and Restated Credit Agreement, dated as of November 9, 2010, among UniSource Energy Corporation, Union Bank, N.A., as Administrative Agent, and a group of lenders
Exhibit 4.2	Second Amended and Restated Pledge Agreement, dated as of November 9, 2010, between UniSource Energy Corporation and Union Bank, N.A., as Administrative Agent
Exhibit 4.3	Second Amended and Restated Credit Agreement, dated as of November 9, 2010, among Tucson Electric Power Company, Union Bank, N.A., as Administrative Agent, and a group of lenders
Exhibit 4.4	Second Amended and Restated Credit Agreement, dated as of November 9, 2010, among UNS Electric, Inc., UNS Gas, Inc., UniSource Energy Services, Inc., Union Bank, N.A., as Administrative Agent, and a group of lenders
Exhibit 4.5	Supplemental Indenture No. 11, dated as of November 1, 2010, between Tucson Electric Power Company and The Bank of New York Mellon, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNISOURCE ENERGY CORPORATION
Date: November 15, 2010	(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Date: November 15, 2010	TUCSON ELECTRIC POWER COMPANY
(Registrant)

/s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer